Exhibit 3.113

ARTICLES OF CONVERSION

OF

[    NAME OF CORPORATION    ]

A MARYLAND CORPORATION

INTO

[     NAME OF LLC    ]

A MARYLAND LIMITED LIABILITY COMPANY

(Pursuant to the Section 3-001 of the Maryland General Corporation Code)

The undersigned corporation DOES HEREBY CERTIFY THAT:

1.          The name of the Maryland corporation is [    NAME OF CORPORATION    ].

2.          The date of the filing of the original articles of incorporation with the Maryland State Department of Assessments and Taxation is [     Date of Incorporation    ].

3.          The name of the Maryland limited liability company to which the Maryland corporation will be converted is [    Name of LLC    ] and the place of organization is Maryland.

4.          The principal office of the Maryland limited liability company in Maryland is 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030.

5.          The name and address of the registered agent of the Maryland limited liability company in the State of Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202.

6.          The conversion referred to in these Articles of Conversion has been approved by the board of directors and the sole stockholder of the Maryland corporation in accordance with the provisions of Subtitle 9 of the Maryland General Corporation Law.

7.          Upon the effective time specified in Paragraph 8 below, the sole stockholder of the issued and outstanding common stock of the Maryland corporation immediately prior to the effective time shall automatically receive a one hundred percent (100%) membership interest in the Maryland limited liability company.

8.          The effective date of these Articles of Conversion shall be the date filed with the Maryland Department of Assessments & Taxation.

[Balance of Page Intentionally left Blank]

The undersigned acknowledges these Articles of Conversion to be the corporate act of the respective corporate party on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, these Articles of Conversion have been executed this _____ day of ______________, 2015.

[ NAME OF CORPORATION ], a Maryland corporation

By:
Robert O. Stephenson
Attest:		Chief Financial Officer & Treasurer

Daniel J. Booth
Chief Operating Officer & Secretary

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ARTICLES OF ORGANIZATION

OF

[    NAME OF LLC    ]

Pursuant to a Certificate of Conversion, filed simultaneously herewith, whereby [    NAME OF CORPORATION    ], a Maryland corporation, is converting to a Maryland limited liability company to be known as [    NAME OF LLC    ], the undersigned being duly authorized to execute and file these Articles of Organization for record with the Maryland State Department of Assessments and Taxation, hereby certifies that the following are adopted as the Articles of Organization of [    NAME OF LLC    ].

ARTICLE I

The name of the Maryland limited liability company (hereinafter referred to as the “Company”) is [    NAME OF LLC    ].

ARTICLE II

The purpose for which the Company is formed is to engage in any lawful business permitted by the Maryland Limited Liability Company Act, as amended from time to time.

ARTICLE III

The address of the principal office of the Company in the State of Maryland is 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030.

ARTICLE IV

The name and address of the initial registered agent of the Company in the State of Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed these Articles of Organization and acknowledged them to be his act this _____ day of ________________, 2015.

By:
Robert O. Stephenson
Organizer

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CSC-LAWYERS INCORPORATING SERVICE COMPANY hereby consents to act as resident agent in Maryland for [    NAME OF LLC    ].

CSC-LAWYERS INCORPORATING SERVICE COMPANY

By:
Name:
Title:

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